Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Bacterin International Holdings, Inc.

We hereby consent to the use of our report dated June 18, 2010, with respect to the financial statements of Bacterin International, Inc. in the Registration Statement on Form S-1 to be filed on or about September 28, 2010.  We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
September 28, 2010